UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2023

Netcapital Inc.
(Exact name of registrant as specified in its charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02111
(Address of principal executive offices) (Zip Code)

782-925-1700
(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13©(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

 EXPLANATORY NOTE

Netcapital Inc. (the “Company”) is filing this Form 8-K/A (“Amendment”) to its Current Report on Form 8-K as originally filed with the Securities and Exchange Commission on July 6, 2023 (the “Original Filing”), solely to include additional disclosure under Item 2.02 below pertaining to the Company’s cash balances at April 30, 2023 and June 30, 2023. No other changes have been made from the Original Filing.

Item 2.02. Results of Operation and Financial Condition.

Netcapital Inc. (the “Company,” “we,” “us,” and “our”) is reporting its expectations with respect to certain of its unaudited results for the year ended April 30, 2023 based upon management estimates.

Preliminary Results for our Fiscal Year Ended April 30, 2023

Our audited consolidated financial statements for the fiscal year ended April 30, 2023, (“fiscal year 2023”), are not yet available. We have presented preliminary estimated ranges of certain of our financial results below for fiscal year 2023, based on information currently available to management. We have provided ranges, rather than specific amounts, for certain financial results below, primarily because our financial closing procedures for the three months and year ended April 30, 2023 are not yet complete. As a result, our actual results may vary materially from the estimated preliminary results included herein. Accordingly, you should not place undue reliance on these estimates. The preliminary financial data included herein has been prepared by, and is the responsibility of, management. Our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary estimated financial data below and does not express an opinion or any other form of assurance with respect thereto. See “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Special Note Regarding Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended April 30, 2022, as filed with the SEC on August 8, 2022, for additional information regarding factors that could result in differences between the preliminary estimated ranges of certain financial results presented below and the financial results we will ultimately report for fiscal year 2023.

For the fiscal year 2023, we estimate that our net sales will range from $8.3 million to $8.5 million, an increase of approximately $2.9 million, or 53%, using the midpoint of the estimated net sales range when compared with net sales of $5.5 million for the fiscal year ended April 30, 2022 (“fiscal year 2022”). The increase in sales was driven primarily by an increase in consulting fees. Our cash balances at April 30, 2023 and June 30, 2023 were $569,441 and $901,273, respectively.

For the fiscal year 2023, we estimate that our operating income will range from $2.1 million to $2.3 million, an increase of $3.2 million, using the midpoint of the estimated range when compared with an operating loss of $1.0 million for fiscal year 2022.

Item 7.01.	Regulation FD Disclosure.

On July 6, 2023 and July 19, 2023, the Company reported its expectations with respect to certain of its unaudited results for the year ended April 30, 2023.

The information furnished pursuant to this Current Report on Form 8-K, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

The information in this Current Report on Form 8-K is being furnished under Item 7.01 and shall not deemed to be "filed" for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netcapital Inc.
(Registrant)

Date: July 19, 2023	By:	/s/ Coreen Kraysler
Coreen Kraysler
Chief Financial Officer